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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): July 17, 2006 (July 14, 2006)

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                              DGSE COMPANIES, INC.
               (Exact Name of Registrant as Specified in Charter)

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            Nevada                        1-11048                 88-0097334
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


     2817 Forest Lane, Dallas, Texas                                75234
(Address of Principal Executive Offices)                          (Zip Code)


       Registrant's Telephone Number, Including Area Code: (972) 484-3662

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

         Agreement and Plan of Merger and Reorganization

         Overview. On July 14, 2006, DGSE Companies, Inc. entered into an Agreement and Plan of Merger and Reorganization, which we refer to as the merger agreement, with Superior Galleries, Inc., a Delaware corporation, and Stanford International Bank, Ltd., its largest stockholder and an affiliate of Superior's principal lender, as stockholder agent. Pursuant to the terms and subject to the conditions of the merger agreement, Superior will merge with and into a newly-created, wholly-owned subsidiary of DGSE, with Superior the surviving corporation. Holders of Superior common stock will become holders of DGSE common stock following the merger. The merger agreement is subject to a number of conditions described below, including effectiveness of a Form S-4 registration statement and approval of the respective stockholders of DGSE and Superior. Each outstanding share of DGSE common stock will remain unchanged in the merger.

         Merger Consideration. At the effective time of the merger, DGSE will issue an aggregate number of shares of DGSE common stock equal to the quotient of (A) $14 million divided by (B) the greater of (1) $1.90 and (2) the lesser of
(x) $3.25 and (y) the volume weighted average closing price of DGSE common stock for the preceding 20 trading days. As a result, DGSE will issue between 4,307,692 and 7,368,421 shares of its common stock at the closing of the merger.

         Escrow. Fifteen percent (15%) of the number of shares of DGSE common stock to be issued at the closing of the merger will be deposited in an escrow account as security for the payment of indemnification claims made under the merger agreement in the event Superior's representations and warranties concerning its capitalization are inaccurate. The escrow will expire one year after the consummation of the merger. The stockholder agent, which will initially be Stanford, will have the exclusive right to defend the escrow against claims made by DGSE or its related parties on behalf of the Superior stockholders.

         Treatment of Stock Options and Warrants. DGSE will assume a number of options (including options granted to Superior employees, officers and directors pursuant to Superior's stock option plans) and a warrant to purchase Superior common stock disclosed by Superior in connection with the merger. The Superior option and warrant holders will be required to surrender their respective option agreements or warrant to DGSE after the closing, whereupon DGSE will issue substitute options or warrant. The substitute options and warrant will have an exercise price and share coverage adjusted by the applicable exchange ratio specified in the merger agreement.

         The holders of all other options, warrants and other rights to purchase Superior common stock must exercise such rights on or before the closing of the merger, or those options, warrants or other rights will be cancelled upon the consummation of the merger.

         Conversions of Superior Preferred Stock and Debt. In connection with the merger, Superior, Stanford and an affiliate, and Silvano DiGenova, the chairman, chief executive officer and interim chief financial officer of Superior, will enter into a conversion and exchange agreement. Pursuant to this agreement, all of the outstanding Superior preferred stock will be converted into 3,803,136 shares of common stock of Superior pursuant to the conversion rights provided by the terms of the preferred stock. In addition, the Stanford affiliate will convert at least $5.5 million in Superior debt into shares of Superior common stock at a conversion ratio of $2.00 per share. As a result, Superior will have no shares of preferred stock, and significantly less debt, outstanding at the time of the merger.

         Representations, Warranties and Covenants. DGSE and Superior have made customary representations, warranties and covenants in the merger agreement, including, among others, covenants (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative business combination transactions, (ii) to cause stockholder meetings to be held to consider approval of the merger agreement,


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and (iii) subject to certain exceptions, for the boards of directors of Superior and DGSE to recommend adoption by their respective stockholders of the merger agreement.

         Conditions to Closing. Consummation of the merger is subject to certain closing conditions, including, among others, stockholder approval of the merger agreement; DGSE stockholder approval of an increase in the number of authorized shares of common stock of DGSE; absence of governmental restraints; effectiveness of a Form S-4 registration statement registering the shares of common stock to be issued as merger consideration; entry into the conversion and exchange agreement; entry into new employment agreements with Dr. L.S. Smith, the chairman and chief executive officer of DGSE, and William H. Oyster, a director and the president and chief operating officer of DGSE; entry into an agreement regarding terms of employment with Mr. DiGenova; the accuracy of representations and certifications; and the provision by a Stanford affiliate of a new secured credit facility of $11.5 million to Superior. The merger agreement allows DGSE and Superior to terminate the merger agreement upon the occurrence (or non-occurrence) of certain events. DGSE and Superior expect the acquisition to close late in October 2006, subject to the satisfaction or waiver of the various closing conditions in the merger agreement.

         Stockholder Changes. Upon completion of the merger, Superior stockholders will beneficially own between 47 percent and 60 percent of the outstanding shares of DGSE, Stanford will become the largest DGSE stockholder, beneficially owning between 29 percent and 37 percent of the outstanding shares of DGSE, and Dr. L.S. Smith will become the second largest DGSE stockholder, beneficially owning between 18 percent and 24 percent of the outstanding shares of DGSE.

         DGSE Board of Directors. Following the effective time of the merger, DGSE's board of directors will be comprised of the following individuals: Dr. Smith; Mr. Oyster; a current director of Superior designated by Superior; two current "independent" directors of the DGSE board; and two "independent" directors to be designated by Stanford. In connection with the closing, Stanford and Dr. Smith will enter into a corporate governance agreement with DGSE. Pursuant to this agreement, for so long as Stanford and its affiliates beneficially own at least 15% of the outstanding DGSE common shares, Stanford will have the right to nominate two "independent" directors to the DGSE board; for so long as Dr. Smith and his affiliates and immediate family beneficially own at least 10% of the outstanding DGSE common shares, Dr. Smith will have the right to nominate two "independent" directors to the DGSE board; for so long as Dr. Smith is an executive officer of DGSE, he will have the right to be nominated to the DGSE board; and for so long as William H. Oyster is an executive officer of DGSE, he will have the right to be nominated to the DGSE board. The DGSE board will consist of seven members.

         A copy of the merger agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement.

Additional Information and Where to Find It

         In connection with the proposed acquisition, DGSE and Superior intend to file relevant materials with the SEC. DGSE intends to file a registration statement on Form S-4, which will contain a prospectus and related materials to register the DGSE common stock to be issued in the merger, and a joint proxy statement, which DGSE and Superior plan to mail to their respective stockholders in connection with the approval of the proposed merger by their respective stockholders. The registration statement and the joint proxy statement/prospectus included therein will contain important information about DGSE, Superior, the proposed merger and related matters. Investors and security holders are urged to read this filing when it becomes available because it will contain important information about the merger transaction. Investors and security holders will be able to obtain free copies of this document (when it becomes available) and other documents filed with the SEC at the SEC's web site at www.sec.gov or by calling the SEC at 1-800-SEC-0330. In addition, investors and security holders may obtain free copies of the documents filed by DGSE with the SEC by contacting DGSE Investor Relations at (972) 484-3662.


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Participation in Solicitations

         DGSE and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in DGSE's proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on or about June 23, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from DGSE by contacting DGSE Investor Relations at (972) 484-3662.

         Superior and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of DGSE in connection with the proposed merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in Superior's proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on or about October 6, 2005. This document is available free of charge at the SEC's web site at www.sec.gov and from Superior by contacting Superior Investor Relations at (800) 421-0754.

Item 7.01.  Regulation FD Disclosure.

         On July 17, 2006, DGSE issued a press release announcing that it had entered into the merger agreement with Superior. A copy of the press release is attached as Exhibit 99.1 to this report.

         On July 17, 2006, Superior issued a press release announcing that it had entered into the merger agreement with DGSE. A copy of the press release is attached as Exhibit 99.2 to this report.

         The disclosure in this Item 7.01, and the press releases being filed as exhibits, are being furnished and will not be deemed "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.  Financial Statements and Exhibits.

         (c)      Exhibits.

         2.1 Agreement and Plan of Merger and Reorganization dated as of July 12, 2006(a)
         99.1     DGSE Press Release dated July 17, 2006(b)
         99.2     Superior Press Release dated July 17, 2006(b)

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(a)      Certain exhibits and schedules have been omitted and DGSE agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

(b) This exhibit is being furnished and will not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           DGSE COMPANIES, INC.

Date:  July 13, 2006                       By: /s/ DR. L.S. SMITH
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                                              Dr. L.S. Smith
                                              Chairman & Chief Executive Officer















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